                                                                     EXHIBIT 1.2

                          MARKETING MANAGER AGREEMENT

                                                              ____________, 2000

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Dear Sirs or Madams:

          General Motors Corporation ("GM"), a Delaware corporation and parent of Hughes Electronics Corporation ("Hughes"), a Delaware corporation, proposes to make an offer to exchange shares of GM's Class H Common Stock, par value $0.10 per share ("Class H Common Stock" or the "Exchange Shares"), for shares of GM's Common Stock, par value $1 2/3 per share ("$1 2/3 Common Stock" or the "Shares"), validly tendered and accepted by GM in the exchange offer. The terms and conditions of the exchange offer are to be set forth in the Prospectus (as defined below) and in the Letter of Transmittal (as defined below) that will be delivered to you prior to commencement of the exchange offer. Such exchange offer, as it may be amended or supplemented from time to time, including any extension thereof, is hereinafter referred to as the "Exchange Offer."

          GM has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-4 (File No. 333-30826) under the Securities Act of 1933, as amended (the "Securities Act"), in respect of the Exchange Shares and such registration statement and any post-effective amendment thereto has been declared effective by the Commission. The various parts of such registration statement, including all exhibits thereto and including the documents incorporated by reference into the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration became effective, are hereinafter called the "Registration Statement"; and the final prospectus, in the form included in the Registration Statement at the time it became effective, is hereinafter called the "Prospectus"; any reference herein to the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 15 of Form S-4 under the Securities Act, as of the date of the Prospectus, as the case may be; and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any documents filed after the date of the Prospectus under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in the Prospectus.

          GM has agreed that not later than the Commencement Date (as defined herein), it will file with the Commission under the Exchange Act and the rules and regulations promulgated thereunder a Statement on Schedule TO with respect to the Exchange Offer (including the exhibits thereto and any documents incorporated by reference therein, and as amended from time to time, the "Schedule TO").

          Subject to the matters discussed in GM's letter to the Commission in
connection with the Exchange Offer, dated           , 2000, with respect to the
jurisdictions set forth on Annex A (the "Foreign Jurisdictions"), GM is either relying on a private placement or other similar exemption or exception under the securities laws of the applicable Foreign Jurisdiction or has filed or agrees that it will file, with the applicable regulatory agencies for the Foreign Jurisdictions all materials and information in connection with the Exchange Offer as required to be filed by such jurisdictions and, in each case, in a manner consistent in all material respects with the Company's letter to the
Commission in connection with the Exchange Offer dated          , 2000.

          The Prospectus and the related letter from GM to brokers, securities dealers, commercial banks, trust companies and other nominees, letter to beneficial owners of the Shares, letter of transmittal to be used by holders tendering Shares pursuant to the Exchange Offer and the related instructions to the letter of transmittal (together, the "Letter of Transmittal"), notice of guaranteed delivery, and any newspaper announcements, press releases and other offering materials and information (including, without limitation, the materials and filings used in connection with the immediately preceding paragraph) as GM may use or prepare, approve or authorize for use in connection with the Exchange Offer, including the Schedule TO, each as amended or supplemented from time to time, are herein collectively referred to as the "Exchange Offer Materials."

          1.  Appointment, Fees and Expenses

          A. You are hereby appointed to act as sole Marketing Manager for Hughes in connection with the Exchange Offer (you being sometimes hereinafter referred to in that capacity as "Marketing Manager"). You agree that in connection with the Exchange Offer, you will participate in the marketing efforts related to the Exchange Offer Transactions as described below, it being understood that neither the Board of Directors of GM nor the Board of Directors of Hughes is making any recommendation to holders of $1 2/3 Common Stock as to whether to accept or participate in the Exchange Offer and therefore, as Marketing Manager, you will not be making any recommendation.

          B. In your role as Marketing Manager for Hughes in the Exchange Offer, you shall (A) participate in and assist management of Hughes in its preparation and conduct of presentations to institutional and retail investors during the roadshow which is to be arranged by the Dealer Manager (as defined below) for the Exchange Offer in order to present Hughes and the terms of the Exchange Offer to institutional and retail investors that may be in a position to participate in the Exchange Offer, and (B) provide information, analysis and advice to management of Hughes in connection with the preparation by such management for its participation in the discussions which they are expected to have with management of GM, the General Motors Corporation Board of Directors and the Dealer Manager with respect to the Exchange Offer. In all other respects, your role in the Exchange Offer shall be that which broker-dealers not engaged by a principal to the transaction customarily perform in connection with tender offers similar to the Exchange Offer. In this regard, it is understood that in the period immediately after the exchange ratio has been set, you will not initiate contact with any institutional or retail investors in connection with the Exchange Offer until the earlier of (A) GM has confirmed to you that the Dealer Manager has completed its initial contact with such parties,

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and (B) 24 hours after the exchange ratio has been set; thereafter, your sales force and securities analysts who publish reports concerning Hughes may initiate contact with institutional and retail investors with regard to the Exchange Offer provided that such representatives shall not accept any letters of transmittal from institutional or retail investors, but shall direct all such submissions to be handled by such institutional or retail investors in accordance with the steps prescribed in the Exchange Offer Materials. You have been engaged to act as the sole Marketing Manager for Hughes in connection with the Exchange Offer, and, in such capacity, you have no role in the solicitation of tenders (except to the extent that compliance with the foregoing may be deemed a solicitation of tenders) and shall act as an independent contractor with duties solely to Hughes. You agree that you are not, and shall not be deemed to be acting as the agent of GM, Hughes or Morgan Stanley & Co. Incorporated, which has been appointed by GM as the Dealer Manager for the Exchange Offer (the "Dealer Manager"), and none of GM, Hughes or the Dealer Manager shall be deemed to be acting as your agent. Neither the Dealer Manager nor any brokers, dealers, commercial banks and trust companies (each, a "Dealer") shall be deemed to be acting as an agent for you, GM or Hughes.

          C. Pursuant to a letter agreement dated September 30, 1999 between Hughes and you (the "Engagement Letter") Hughes has agreed, among other things, to compensate you for your services as Marketing Manager. You and Hughes agree that $1.5 million of that compensation shall represent your fee for serving as Marketing Manager.

          D. Hughes agrees to reimburse you promptly for all of your reasonable out-of-pocket expenses, including the reasonable fees and disbursements of your counsel, incurred by you in connection with the Exchange Offer, promptly after such expenses become due. Hughes will pay your expenses as set forth in this
Section 1D whether or not GM exchanges any $1 2/3 Common Stock for shares of Class H Common Stock pursuant to the Exchange Offer.

          E. Each of Hughes and you agrees that nothing contained herein shall affect Hughes' and your rights and obligations under the letter agreements with Hughes, dated September 30, 1999 and October 28, 1999, respectively, which letter agreements remain in full force and effect between you and Hughes.

          2.  Covenants of Hughes.  Hughes hereby further agrees that:

          During the period of the Exchange Offer, and prior to the expiration date thereof, Hughes will notify you promptly after it receives notice or becomes aware (1) of the occurrence of any event as a result of which it is necessary to amend or supplement the Prospectus or any of the other Exchange Offer Materials in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus or other Exchange Offer Materials are delivered, not misleading, (2) of the time when any amended or additional Exchange Offer Materials shall have been filed, (3) of any request by the Commission to amend or supplement the Exchange Offer Materials, or (4) of any change of the expiration date of the Exchange Offer or the occurrence of any event which would cause the Exchange Offer to be withdrawn, rescinded, modified or amended.

          3. Conditions to Your Obligations. Subject to the time period set forth in paragraph A hereof, your obligations hereunder shall at all times be subject to the conditions that:

          A. All representations, warranties and other statements of Hughes and GM contained herein and in the Representation Letter between you and GM, dated as of the date hereof and in the form set forth in Exhibit A hereto (the "Representation Letter") are now, and at all times during the period of the Exchange Offer shall be, true and correct in all material respects, and Hughes and GM at all times shall have performed in all material respects all of their respective obligations hereunder and thereunder theretofore to be performed. You shall have a reasonable period of time after discovering or being informed of a breach of the condition in the preceding sentence or following (i) the use by the Company or filing with the Commission of the Prospectus (A) if it has not been timely submitted to you previously for your and your counsel's comments or
(B) if it has have been so submitted, but you have or your counsel has made material comments, and GM has unreasonably failed to address such comments; (ii) the Registration Statement not having become effective on or prior to the Commencement Date, or, at any time during the Exchange Offer prior to the expiration date thereof, a stop order suspending the effectiveness of the Registration Statement having been issued or a proceeding for that purpose having been instituted or being pending or threatened by the Commission, or a requirement by the Commission that additional information be provided not having been satisfied in all material respects; or the issuance, at any time during the Exchange Offer of any temporary restraining order or injunction restraining or enjoining you from acting in your capacity as Marketing Manager to Hughes; (iii) the occurrence of a material adverse change, or any development that is reasonably likely to result in a material adverse change, in the condition of either (A) GM and its subsidiaries, taken as a whole, or (B) Hughes and its subsidiaries taken as a whole, in each case, from that set forth in the Prospectus; to elect whether to continue as Marketing Manager and, in all cases, you shall provide at least two (2) business days' prior written notice to Hughes before any election not to continue as Marketing Manager shall be effective.

          B. You shall have received on the Commencement Date the opinions, each dated the date of the Prospectus, from Jennifer A. Smolker, Esq., Assistant General Counsel of Hughes, Warren G. Andersen, Esq., Attorney, Legal Staff of GM and Kirkland & Ellis, counsel to GM, addressed to you as Marketing Manager, to the effect set forth in Exhibit B hereto and the opinions of Cleary, Gottlieb, Steen & Hamilton, as special international counsel to GM, as to matters relating to the laws of certain foreign jurisdictions, and Osler, Hoskin and Harcourt, as to matters relating to the securities laws of certain provinces of Canada, in form and substance reasonably acceptable to you.

          C. You shall have received a letter on the Commencement Date from Deloitte & Touche, independent public accountants to Hughes and GM, who have prepared the financial statements included in the Prospectus, in form and substance reasonably satisfactory to you and dated as of the date of delivery thereof, containing statements and information of the type customarily included in accountants' "comfort letters" with respect to the financial statements and certain financial information contained in, or incorporated by reference into, the Registration Statement or the Prospectus.

          4. Representation, Warranties and Agreements of Hughes. Hughes hereby represents, warrants and agrees that:

          A. Hughes has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

          B. This Agreement has been duly authorized, executed and delivered by Hughes.

          C. (i) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to its knowledge, threatened by the Commission; (ii) each document filed or to be filed pursuant to the Exchange Act and incorporated by reference into the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder; (iii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, as of the effective date of any amendment or supplement, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with all applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder; and (v) the Prospectus, as of the date it bears, does not contain and, as amended or supplemented, if applicable (as of the date of such amendment or supplement), will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation, warranty or agreement is made as to information furnished in writing by you or on your behalf specifically for inclusion in the Registration Statement or the Prospectus.

          D. The Schedule TO, as originally filed and subsequently amended, and any amendments or supplements thereto comply, or will comply, in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder; and none of the Schedule TO or any amendment or supplement thereto includes, or will include, an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation, warranty or agreement is made as to information furnished in writing by you or on your behalf specifically for inclusion in the Schedule TO.

          5. Representations, Warranties and Agreements of the Marketing Manager. You hereby represent, warrant and agree, as Marketing Manager, that:

          A. You will not cause to be disseminated to customers or Dealers or securityholders of GM any written material for or in connection with the Exchange Offer other than one or more of the Exchange Offer Materials. You will keep Hughes reasonably informed of your dissemination of the Exchange Offer Materials and activities in connection with the Exchange Offer.

          B. You have the corporate power and authority to execute and deliver this Agreement and to perform your obligations hereunder. This Agreement has been duly authorized, executed and delivered by you.

          6.  Indemnity

          (a) The provisions of the letter agreement dated   , 2000 between
Hughes and you (the "Indemnity Letter") relating to indemnification and contribution, and to the settlement of claims and release of you (as the term "you" is defined in the Indemnity Letter) in the event of such settlement, are in full force and effect, and the Company agrees to indemnify and hold harmless you (as defined in the Indemnity Letter), to contribute to amounts paid or payable by you (as defined in the Indemnity Letter) and to comply with such settlement and release provisions, in each case as provided in the Indemnity Letter.

          (b) You hereby agree to indemnify and hold harmless GM and Hughes, any director, officer, agent or employee of GM or Hughes (collectively referred to for purposes of this Section 6 as the "GM Indemnitees") to the full extent lawful, from and against, and that the GM Indemnitees shall have no liability to you or your creditors or securityholders for, any losses caused by any untrue statement or alleged untrue statement of any material fact in any of the Registration Statement, the Prospectus, the Schedule TO and information filed pursuant to Rule 425 of the Securities Act or omitted statement of material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this sentence shall only apply with respect to such statements and omissions made in such document in reliance upon and in conformity with written information prepared by you or on your behalf and furnished by you or on your behalf to Hughes or GM for inclusion in such document. Hughes agrees and acknowledges that the only information furnished or to be furnished by you or on your behalf for inclusion in the Registration Statement, the Prospectus, the Schedule TO and information filed pursuant to Rule 425 of the Securities Act is the description of yourself and your relationship with Hughes and with GM included therein.

          7.  Miscellaneous

          A. This Agreement has been and is made solely for your benefit and for the benefit of the other indemnified persons referred to in Section 6 hereof and your and their respective successors, assigns, executors and administrators, and no other person shall acquire or have any right under or by virtue of this Agreement. You shall not have any liability or obligation to Hughes or GM for any act or omission of Hughes, GM, the Dealer Manager or any Dealer, and you undertake no obligation to Hughes other than for the performance of your representations, warranties and agreements hereunder and as contemplated hereby.

          B. The representations, warranties, agreements, indemnities and contribution arrangements contained in this Agreement shall remain in full force and effect regardless of any investigations made by or on behalf of you or Hughes whether or not such investigation, if diligently made, would have disclosed facts upon which any breach of representation, warranty or agreement is or may be based or indemnification or contribution sought, and shall survive the exchange of $1 2/3 Common Stock for Class H Common Stock pursuant to the Exchange Offer and the consummation of the Exchange Offer, any failure to commence, withdrawal, termination or cancellation of the Exchange Offer (whether or not shares of $1 2/3 Common Stock are exchanged) for any reason whatsoever, and any withdrawal by you as Marketing Manager pursuant to any provision of this Agreement.

          C. THIS AGREEMENT SHALL BE DEEMED MADE IN NEW YORK AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE'S RULES CONCERNING CONFLICTS OF LAWS.

          D. Solely for purposes of enforcing this Agreement, each of Hughes and you hereby consents to personal jurisdiction, service of process and venue in any court in which any claim which is subject to this Agreement is brought and properly maintained against you or Hughes, as the case may be. ANY RIGHT OF THE PARTIES TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR PROCEEDING RELATED TO OR ARISING OUT OF SUCH ENGAGEMENT, ANY TRANSACTION OR CONDUCT IN CONNECTION THEREWITH OR THIS AGREEMENT IS WAIVED BY EACH OF THE PARTIES HERETO.

          E. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Subject to Section 1.D. herein, this Agreement, the Representation Letter, the Engagement Letter and the Indemnity Letter constitute the entire agreement, and supersede any and all prior agreements, whether written or oral, between the parties hereto with respect to the subject matter hereof. No amendment or modification of this Agreement, or waiver of any rights of any party hereunder, shall be effective unless made pursuant to an instrument in writing expressly referencing this Agreement signed by each of the parties hereto.

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

          F. All communications hereunder shall be in writing and, except as otherwise specified in writing, shall be delivered at, or telexed or facsimile transmitted to, the following addresses: if to you, to Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, attention Christopher R. Lawrence, with a copy to Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, NY 10006, attention Victor I. Lewkow, Esq., and if to Hughes, to Hughes Electronics Corporation, P.O. Box 956, El Segundo, CA 90245-0056, attention Jennifer A. Smolker, Esq., with a copy to General Motors Corporation, 300 Renaissance Center, Mail Code 482-C25-C22, Detroit, Michigan 48265-3000, attention Warren G. Andersen, Esq.

                         Very truly yours,

                         HUGHES ELECTRONICS CORPORATION

                         By:
                            ---------------------------
                            Title:

Accepted and agreed to as of
the date first written above:

SALOMON SMITH BARNEY INC.

By:
   ---------------------------
   Managing Director

                                   EXHIBIT A

                                                                __________, 2000

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Dear Sirs or Madams:

          General Motors Corporation ("GM"), a Delaware corporation and parent of Hughes Electronics Corporation ("Hughes"), a Delaware corporation, proposes to make an offer to exchange shares of GM's Class H Common Stock, par value $0.10 per share ("Class H Common Stock" or the "Exchange Shares"), for shares of GM's Common Stock, par value $1 2/3 per share ("$1 2/3 Common Stock" or the "Shares"), validly tendered and accepted by GM in the exchange offer. The terms and conditions of the exchange offer are to be set forth in the Prospectus (as defined below) and in the Letter of Transmittal (as defined below) that will be delivered to you prior to commencement of the exchange offer. Such exchange offer, as it may be amended or supplemented from time to time, including any extension thereof, is hereinafter referred to as the "Exchange Offer."

          GM has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-4 (File No. 333-30826) under the Securities Act of 1933, as amended (the "Securities Act"), in respect of the Exchange Shares and such registration statement and any post-effective amendment thereto has been declared effective by the Commission. The various parts of such registration statement, including all exhibits thereto and including the documents incorporated by reference into the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration became effective, are hereinafter called the "Registration Statement"; and the final prospectus, in the form included in the Registration Statement at the time it became effective, is hereinafter called the "Prospectus"; any reference herein to the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 15 of Form S-4 under the Securities Act, as of the date of the Prospectus, as the case may be; and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any documents filed after the date of the Prospectus under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in the Prospectus.

          GM has agreed that not later than the Commencement Date (as defined herein), it will file with the Commission under the Exchange Act and the rules and regulations promulgated thereunder a Statement on Schedule TO with respect to the Exchange Offer (including the exhibits thereto and any documents incorporated by reference therein, and as amended from time to time, the "Schedule TO").

          Subject to the matters discussed in GM's letter to the Commission in
connection with the Exchange Offer, dated   , 2000, with respect to the
jurisdictions set forth on Annex A (the "Foreign Jurisdictions"), GM is either relying on a private placement or other similar exemption or exception under the securities laws of the applicable Foreign Jurisdiction or has filed or agrees that it will file, with the applicable regulatory agencies for the Foreign Jurisdictions all materials and information in connection with the Exchange Offer as required to be filed by such jurisdictions and, in each case, in a manner consistent in all material respects with the Company's letter to the
Commission in connection with the Exchange Offer dated   , 2000.

          The Prospectus and the related letter from GM to brokers, securities dealers, commercial banks, trust companies and other nominees, letter to beneficial owners of the Shares, letter of transmittal to be used by holders tendering Shares pursuant to the Exchange Offer and the related instructions to the letter of transmittal (together, the "Letter of Transmittal"), notice of guaranteed delivery, and any newspaper announcements, press releases and other offering materials and information (including, without limitation, the materials and filings used in connection with the immediately preceding paragraph) as GM may use or prepare, approve or authorize for use in connection with the Exchange Offer, including the Schedule TO, each as amended or supplemented from time to time, are herein collectively referred to as the "Exchange Offer Materials."

          1.  Appointment, Fees and Expenses

          A. You have been engaged by Hughes Electronics Corporation ("Hughes"), a wholly-owned subsidiary of GM, to act as sole Marketing Manager for Hughes (you being sometimes hereinafter referred to in that capacity as "Marketing Manager") with respect to the Exchange Offer. This letter is being furnished to you pursuant to the Marketing Manager Agreement between you and Hughes (the "Marketing Manager Agreement") in consideration for your agreeing to act as Marketing Manager for Hughes.

          B. In your role as Marketing Manager for Hughes in the Exchange Offer, you shall (A) participate in and assist management of Hughes in its preparation and conduct of presentations to institutional and retail investors during the roadshow which is to be arranged by the Dealer Manager (as defined below) for the Exchange Offer in order to present Hughes and the terms of the Exchange Offer to institutional and retail investors that may be in a position to participate in the Exchange Offer, and (B) provide information, analysis and advice to management of Hughes in connection with the preparation by such management for its participation in the discussions which they are expected to have with management of GM, the General Motors Corporation Board of Directors and the Dealer Manager with respect to the Exchange Offer. In all other respects, your role in the Exchange Offer shall be that which broker-dealers not engaged by a principal to the transaction customarily perform in connection with tender offers similar to the Exchange Offer. In this regard, it is understood that in the period immediately after the exchange ratio has been set, you will not initiate contact with any institutional or retail investors in connection with the Exchange Offer until the earlier of (A) GM has confirmed to you that the Dealer Manager has completed its initial contact with such parties, and (B) 24 hours after the exchange ratio has been set; thereafter, your sales force and securities analysts who publish reports concerning Hughes may initiate contact with institutional and retail investors with regard to the Exchange Offer provided that such representatives shall not accept any letters of transmittal from institutional or retail investors, but shall direct all such submissions to be handled by such institutional or retail investors in accordance with the steps prescribed in the Exchange Offer Materials. You have been engaged to act as the sole Marketing Manager for Hughes in connection with the Exchange Offer, and, in such capacity, you have no role in the solicitation of tenders (except to the extent that compliance with the foregoing may be deemed a solicitation of tenders) and shall act as an independent contractor with duties solely to Hughes. You agree that you are not, and shall not be deemed to be acting as the agent of GM, Hughes or Morgan Stanley & Co. Incorporated, which has been appointed by GM as the Dealer Manager for the Exchange Offer (the "Dealer Manager"), and none of GM, Hughes or the Dealer Manager shall be deemed to be acting as your agent. Neither the Dealer Manager nor any brokers, dealers, commercial banks and trust companies (each, a "Dealer") shall be deemed to be acting as an agent for you, GM or Hughes.

          C. GM will pay all reasonable fees and expenses incurred in connection with the Exchange Offer, including, without limitation, all fees and expenses relating to the preparation, filing, printing, mailing and publication of the Exchange Offer Documents, all advertising and printing charges, all filing fees and all fees and expenses of the Dealer Manager, Exchange Agent and Information Agent subject to and in accordance with GM's agreement with those parties. GM agrees that you shall be entitled to soliciting dealers' fees on the same basis as other Dealers.

          2.  Covenants of GM.  GM hereby further agrees that:

          During the period of the Exchange Offer, and prior to the expiration date thereof, GM will notify you promptly after it receives notice or becomes aware (1) of the occurrence of any event as a result of which it is necessary to amend or supplement the Prospectus or any of the other Exchange Offer Materials in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus or other Exchange Offer Materials are delivered, not misleading, (2) of the time when any amended or additional Exchange Offer Materials shall have been filed, (3) of any request by the Commission to amend or supplement the Exchange Offer Materials, or (4) of any change of the expiration date of the Exchange Offer or the occurrence of any event which would cause the Exchange Offer to be withdrawn, rescinded, modified or amended.

          3. Representation, Warranties and Agreements of GM. GM hereby represents, warrants and agrees that (except that GM makes no representations or warranties as to you, any of your affiliates or any persons acting on your behalf):

          A. GM has the corporate power and authority to execute and deliver this Representation Letter, to perform its obligations hereunder and to consummate the Exchange Offer.

          B. The Exchange Offer and this Representation Letter, have been duly authorized by all necessary corporate action by GM.

          C. This Representation Letter has been duly authorized, executed and delivered by GM.

          D. (i) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to its knowledge, threatened by the Commission; (ii) each document filed or to be filed pursuant to the Exchange Act and incorporated by reference into the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder; (iii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, as of the effective date of any amendment or supplement, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable (as of the date of such amendment or supplement), will comply in all material respects with all applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder; and (v) the Prospectus, as of the date it bears, does not contain and, as amended or supplemented, if applicable (as of the date of such amendment or supplement), will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation, warranty or agreement is made as to information furnished in writing by you or on your behalf specifically for inclusion in the Registration Statement or the Prospectus.

          E. The Schedule TO, as originally filed and subsequently amended, and any amendments or supplements thereto comply, or will comply, in all materials respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder; and none of the Schedule TO or any amendment or supplement thereto includes, or will include, an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation, warranty or agreement is made as to information furnished in writing by you or on your behalf specifically for inclusion in the Schedule TO.

          F. GM will accept Shares for exchange in accordance with and subject to the terms and conditions of the Exchange Offer; and GM has caused Fleet National Bank (the "Exchange Agent") to make appropriate arrangements with The Depository Trust Company and any other "qualified" registered securities depository to allow for the book-entry movement of exchanged Shares between depository participants and the Exchange Agent.

          G. No consent, approval, authorization or order of, or qualification with, any government body or agency is required in connection with the execution, delivery and performance of this Representation Letter, except such as have been obtained or as may be required by the securities or Blue Sky laws of the various states and the securities or other laws of all applicable foreign jurisdictions in connection with the offer and sale of the Exchange Shares, except where the failure to obtain or make such consent, approval, authorization, order or qualification would not materially adversely affect the ability of GM to execute, deliver and perform this Representation Letter.

          H. Except as disclosed in the Prospectus, (i) the Exchange Offer, and the execution and delivery of this Representation Letter will comply in all material respects with all applicable requirements of law, including the Securities Act, the Exchange Act, the various state securities or "blue sky" laws and state "takeover" statutes (collectively, "State Statutes"), all applicable regulations of the Commission or any other governmental or regulatory agency (each, an "Other Agency") and all applicable laws and regulations of all applicable foreign jurisdictions and (ii) the commencement and consummation by GM of the Exchange Offer do not and will not require any consent, approval, authorization or permit of, filing with or notification to, the Commission or any Other Agency, except in each case (x) where the failure to comply with such laws and regulations and to obtain or make such consent, approval, authorization, or permit or other action or filing or notification would not materially adversely affect the ability of GM to execute and deliver this Agreement or to consummate the Exchange Offer in accordance with its terms or
(y) for such consents, approvals, authorizations, or permits that have been granted and filings, notifications or any other appropriate action that have been made.

          I. The Exchange Offer, and the execution and delivery of, this Representation Letter do not and will not: (i) violate any provision of the certificate of incorporation or by-laws of GM; (ii) result in a breach of any material agreement or other material instrument binding upon GM or (iii) conflict with or violate in any material respect any judgment, order or decree of any governmental body, agency or court having jurisdiction over GM, except in each case for any such conflicts, contraventions, violations, breaches or defaults which would not materially adversely affect the ability of GM to execute and deliver this Representation Letter or to consummate the Exchange Offer in accordance with its terms.

          J. The Exchange Shares to be issued by GM pursuant to the terms of the Exchange Offer have been duly authorized and, when issued and delivered pursuant to the terms of the Exchange Offer, will be validly issued, fully paid and non-assessable, and the issuance of the Exchange Shares will not be subject to any preemptive or similar rights of any security holder of GM.

          K. The authorized capital stock of GM, including the Class H Common Stock, conforms as to legal matters in all material respects to the description thereof contained in the Prospectus.

          GM acknowledges that in performing your duties as Marketing Manager for Hughes, you are acting in reliance upon the representations, warranties and agreements of GM contained in this Representation Letter.

          4. Representations, Warranties and Agreements of the Marketing Manager. You hereby represent, warrant and agree, as Marketing Manager, that:

          A. You will not cause to be disseminated to customers or Dealers or securityholders of GM any written material for or in connection with the Exchange Offer other than one or more of the Exchange Offer Materials. You will keep GM reasonably informed of your dissemination of the Exchange Offer Materials and activities in connection with the Exchange Offer.

          B. You have the corporate power and authority to execute and deliver this Representation Letter and to perform your obligations hereunder. This Agreement has been duly authorized, executed and delivered by you.

          5.  Miscellaneous

          A. This Representation Letter has been and is made solely for your benefit and for the benefit of the other indemnified persons referred to in the letter agreement, dated as of the date hereof, between Hughes and you (the "Indemnity Letter") and your and their respective successors, assigns, executors and administrators, and no other person shall acquire or have any right under or by virtue of this Representation Letter. You shall not have any liability or obligation to GM or Hughes for any act or omission of the Dealer Manager or any Dealer, and you undertake no obligation to GM other than for the performance of your representations, warranties and agreements hereunder. GM agrees and acknowledges that the only information furnished or to be furnished by you or on your behalf for inclusion in the Registration Statement, the Prospectus, the Schedule TO and information filed pursuant to Rule 425 of the Securities Act is the description of yourself and your relationship with Hughes and GM to be included therein.

          B. Neither you nor any other person shall have any right to indemnification or any other payment for any losses (as defined in the Indemnity Letter) from any breach or alleged breach of this Representation Letter, except pursuant to the terms of the Indemnity Letter.

          C. The representations, warranties and agreements contained in this Representation Letter shall remain in full force and effect regardless of any investigations made by or on behalf of you or GM or Hughes whether or not such investigation, if diligently made, would have disclosed facts upon which any breach of representation, warranty or agreement is or may be based or indemnification or contribution sought, and shall survive the exchange of $1 2/3 Common Stock for Class H Common Stock pursuant to the Exchange Offer and the consummation of the Exchange Offer Transactions, any failure to commence, withdrawal, termination or cancellation of the Exchange Offer (whether or not shares of $1 2/3 Common Stock are exchanged) for any reason whatsoever, and any withdrawal by you as Marketing Manager pursuant to any provision of this Representation Letter.

          D. THIS REPRESENTATION LETTER SHALL BE DEEMED MADE IN NEW YORK AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE'S RULES CONCERNING CONFLICTS OF LAWS.

          E. Solely for purposes of this Representation Letter, each of GM and you hereby consents to personal jurisdiction, service and venue in any court in which any claim which is subject to this Agreement is brought and properly maintained against you and GM, as the case may be. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR PROCEEDING RELATED TO OR ARISING OUT OF SUCH ENGAGEMENT, ANY

TRANSACTION OR CONDUCT IN CONNECTION THEREWITH OR THIS AGREEMENT IS WAIVED BY EACH OF THE PARTIES HERETO.

          F. Any term or provision of this Representation Letter which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Representation Letter or affecting the validity or enforceability of any of the terms or provisions of this Representation Letter in any other jurisdiction. This Representation Letter constitutes the entire agreement, and supersedes any and all prior agreements, whether written or oral, between the parties hereto with respect to the subject matter hereof. No amendment or modification of this Representation Letter, or waiver of any rights of any party hereunder, shall be effective unless made pursuant to an instrument in writing expressly referencing this Representation Letter signed by each of the parties hereto.


          G. All communications hereunder shall be in writing and, except as otherwise specified in writing, shall be delivered at, or telexed or facsimile transmitted to, the following addresses: if to you, to Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, attention Christopher R. Lawrence, with a copy to Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, NY 10006, attention Victor I. Lewkow, Esq., and if to GM, to General Motors Corporation, 300 Renaissance Center, Mail Code 482-C25-C22 Detroit, Michigan 48265-3000, attention Warren G. Andersen, Esq., with a copy to Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601, attention Joseph P. Gromacki, Esq.

                         Very truly yours,

                         GENERAL MOTORS CORPORATION

                         By:
                            -------------------------
                            Title:

Accepted and agreed to as of
the date first written above:

SALOMON SMITH BARNEY INC.

By:
   -------------------------
   Managing Director

                                   EXHIBIT B

                       Forms of Opinions Referred to in
                   Section 3C of Marketing Manager Agreement

          (i) GM is a corporation validly existing and in good standing under the laws of Delaware, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so qualified or in good standing would not have a material adverse effect on the financial position of GM as a whole, and has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Exchange Offer. [To be provided by W. Andersen]

          (ii) Each of Hughes, DirectTV, PanAmSat, and Hughes Network Systems is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so qualified or in good standing would not have a material adverse effect on the financial position of Hughes and its subsidiaries taken as a whole. [To be provided by J. Smolker]

          (iii) The Exchange Shares to be issued by GM pursuant to the terms of the Exchange Offer have been duly authorized and, when issued and delivered pursuant to the terms of the Exchange Offer, will be validly issued, fully paid and non-assessable, and the issuance of the Exchange Shares will not be subject to any preemptive or, to such counsel's knowledge, other similar rights under the Delaware General Corporation Law, GM's certificate of incorporation or bylaws or any contractual provision of which such counsel has knowledge. [To be provided by W. Andersen and K&E]

          (iv) The authorized capital stock of GM, including the Class H Common Stock, conforms as to legal matters in all material respects to the description thereof contained under the headings "Overview of GM Capital Stock" and "Description of Class H Common Stock" in the Prospectus. [To be provided by K&E and by Warren Andersen]

          (v) The Exchange Offer has been duly authorized by all necessary corporate action by GM. [To be provided by W. Andersen]

          (vi) Each of this Agreement and the Representation Letter has been duly authorized, executed and delivered by Hughes and GM, as applicable. [To be provided by K&E and Warren Andersen with respect to GM and by J. Smolker with respect to Hughes]

          (vii) The consummation of the Exchange Offer and the execution, delivery and performance of the Representation Letter will not contravene any provision of the certificate of incorporation or by-laws of GM or any provisions of a material agreement or other material instrument known to counsel and binding upon GM (provided that such counsel need express no opinion as to compliance with any financial test or cross-default provision in any such agreement), or conflict with or violate in any material respect any judgment, order or decree of any governmental body, agency or court having jurisdiction over GM, except, in each case, for any such conflicts, contraventions, violations, breaches or defaults which would not materially adversely affect the ability of GM to execute and deliver the Representation Letter or to consummate the Exchange Offer in accordance with its terms. [To be provided by W. Andersen]

          The execution, delivery and performance of this Agreement will not contravene any provision of the certificate of incorporation or by-laws of Hughes or any material provisions of a material agreement or other material instrument known to counsel and binding upon Hughes (provided that such counsel need express no opinion as to compliance with any financial tests or cross-default provision in any such agreement), or conflict with or violate in any material respect any judgment, order or decree of any governmental body, agency or court having jurisdiction over Hughes, except, in each case, for any such conflicts, contraventions, violations, breaches or defaults which would not materially adversely affect the ability of Hughes to execute, deliver and perform its obligations under the Marketing Manager Agreement. [To be provided by J. Smolker]

          (viii) After reasonable inquiry, such counsel does not know of any legal or governmental proceeding or investigation pending or threatened to which GM/Hughes or any of its subsidiaries is a party or to which any of the properties of GM/Hughes is subject which is required to be described in the Registration Statement or the Prospectus and is not so described or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. [To be provided by W. Andersen with respect to GM and by J. Smolker with respect to Hughes]

          (ix) The statements: (i) in the Prospectus under the captions "Overview of GM Capital Stock", "Description of Class H Common Stock", "Comparison of Rights of $1 2/3 Par Value Stockholders and Class H Stockholders"; (ii) in Item 20 of the Registration Statement; (iii) in the Prospectus incorporated by reference to Item 3 of Part I of GM's Annual Report of Form 10-K for the year ended December 31, 1999, and (iv) in the Prospectus under the caption, "Business of Hughes - Legal Proceedings", in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, in all material respects fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein. [To be provided by K&E as to (i), and by W. Andersen as to (i), (ii) and (iii) and J. Smolker as to (iv)]

          (x) The discussion set forth under the caption "Material U.S. Federal Income Tax Consequences" in the Registration Statement is based upon reasonable interpretations of existing law and fairly summarizes the U.S. federal income tax considerations that are likely to be material to a holder of $1 2/3 Common Stock. [to be provided by K&E].

          (xi) The purpose of our professional engagement was not to establish factual matters, and preparation of the Registration Statement, the Prospectus and the Schedule TO involved many determinations of a wholly or partially nonlegal character. We make no representation that we have independently verified the accuracy, completeness or fairness of the

Registration Statement, the Prospectus or the Schedule TO or that the actions taken in connection with the preparation of the Registration Statement, the Prospectus or the Schedule TO (including the actions described in the next paragraph) were sufficient to cause the Registration Statement, the Prospectus or the Schedule TO to be accurate, complete or fair. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Registration Statement, the Prospectus or the Schedule TO except to the extent otherwise explicitly indicated in numbered paragraphs (__) [description of authorized capital stock] and (__) statements in "Overview of GM Capital Stock", "Description of Class H Common Stock" and "Comparison of Rights of
$1 2/3 Par Value Stockholders and Class H Stockholders" above.

          We can however confirm that we have participated in conferences with representatives of GM and Hughes, representatives of the independent accountants for GM and Hughes and representatives of and counsel for the Dealer Manager and your representatives and counsel, at which conferences the contents of the Prospectus and the Registration Statement and related matters were reviewed and discussed. In addition, we have participated in discussions with the Staff of the Commission. [To be provided by K&E]

          Such counsel participated in the preparation of the Registration Statement, the Prospectus and the Schedule TO. During the course of such preparation, such counsel examined various documents, including those listed in such counsel's opinion, and participated in various conferences with representatives of and counsel for the Company and Hughes, with representatives of independent accountants to each of GM and Hughes, and representatives of and counsel for each of the Marketing Manager and the Dealer Manager, at which conferences the contents of the Registration Statement, the Prospectus (and the documents incorporated therein by reference) and the Schedule TO were reviewed and discussed. In addition, such counsel participated in discussions with the Staff of the Commission. Except as set forth in the opinion in paragraph (x) above, such counsel makes no representation that such counsel has independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement, or the Prospectus. [to be provided by W. Andersen and J. Smolker, except that J. Smolker shall not address the Schedule TO]

          Based upon such counsel's participation in the conferences and discussions identified in the preceding paragraph, such counsel's understanding of applicable law and the experience such counsel has gained in its practice thereunder and relying as to factual matters to the extent deemed appropriate by such counsel upon the representations and statements of officers and other representatives of GM and Hughes, such counsel can, however, advise you that no fact came to such counsel's attention to cause such counsel to conclude that (i) the Registration Statement, on its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus, on the date it bears or on the date of this letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) as of the effective date of the Registration Statement, either the Registration Statement or the Prospectus appeared on its face not to be responsive in all material respects to the requirements of Form S-4, except for, in each case, financial statements and schedules and other financial and statistical data and information included therein or incorporated by reference or omitted therefrom, as to which such counsel expresses no opinion. [To be provided by K&E, W. Andersen, and J. Smolker]

                                       4